What Investors Need to Know

     Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

     o Know the Rules By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution's conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

     o "Neither a Borrower nor a Lender Be" If someone offers to lend you money so that you can participate or participate more fully in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

     o Watch Out for Opportunists - The opportunist may tell you that he or she is a lawyer - or a consultant or a professional investor or some similarly impressive tale who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that "everyone" enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

     o Get the Facts from the Source - If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution's website or by visiting a branch office.

          The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

                                 Read This First

            Office of Thrift Supervision Guidance for Accountholders


     Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

     On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact Office of Thrift Supervision (OTS) at (202) 906-6202. OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

     How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to "loan" you money to purchase a significant amount of stock in the offering. In exchange for that "loan" you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

     On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the stock information center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

                     (Stockholder Letter REGISTERED HOLDERS
                 - Letter 1 - Osage Bancshares, Inc. letterhead)



Dear Stockholder:

We are pleased to announce that Osage Federal MHC is converting to stock form and Osage Federal Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, Osage Bancshares, Inc. will serve as the new holding company for Osage Federal Bank and is offering shares of common stock in a subscription and community offering to certain depositors of Osage Federal Bank, to Osage Federal Bank's Employee Stock Ownership Plan, to current stockholders of Osage Federal Financial, Inc. and to members of the general public in accordance with Osage Federal MHC's Plan of Conversion and Reorganization.

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and Reorganization and your voting and subscription rights. The Plan of Conversion and Reorganization has been approved by the Office of Thrift Supervision ("OTS") and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of stockholders on December 20, 2006. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION.

We have enclosed the following materials which will help you learn more about investing in Osage Bancshares, Inc.'s common stock. Please read and review the materials carefully before making an investment decision.

      > PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

      > STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by signing and returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 p.m. noon, Central time, on [Month Day], 2006.

We are inviting our customers, existing stockholders, and community members to become charter stockholders of Osage Bancshares, Inc. Through this offering, you have the opportunity to buy stock directly from Osage Bancshares, Inc. without paying a commission or fee.

Should you have additional questions regarding the conversion or the stock offering, please call us at (xxx) xxx-xxxx. Stock Information Center hours are Monday (12:00 p.m. to 3:30 p.m.), Tuesday-Thursday (9:00 a.m. to 3:30 p.m.), and Friday (9:00 a.m. to 12:00 p.m.), or stop by the Stock Information Center located at 239 East Main Street, Pawhuska, Oklahoma 74056.

We are pleased to offer you this opportunity to become a stockholder of Osage Bancshares, Inc.

Sincerely,




Mark S. White
President and Chief Executive Officer




THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY OSAGE BANCSHARES, INC., OSAGE FEDERAL BANK, OSAGE FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

              (Stockholder Letter STREET HOLDERS for PROXY mailing
                - letter 2 - Osage Bancshares, Inc. letterhead)




Dear Stockholder:

We are pleased to announce that Osage Federal MHC is converting to stock form and Osage Federal Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, Osage Bancshares, Inc. will serve as the new holding company for Osage Federal Bank and is offering shares of common stock in a subscription and community offering to certain depositors of Osage Federal Bank, to Osage Federal Bank's Employee Stock Ownership Plan, to current stockholders of Osage Federal Financial, Inc. and to members of the general public in accordance with Osage Federal MHC's Plan of Conversion and Reorganization.

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and Reorganization and your voting and subscription rights. The Plan of Conversion and Reorganization has been approved by the Office of Thrift Supervision ("OTS") and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of stockholders on [Month Day], 2006. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION.

We have enclosed the following materials which will help you learn more about investing in Osage Bancshares, Inc.'s common stock. Please read and review the materials carefully before making an investment decision.

      > PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

      > STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by signing and returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 p.m. noon, Central time, on [Month Day], 2006. You may obtain a Stock Order and Certification Form from your broker or by contacting the Stock Information Center at (xxx) xxx-xxxx.

We are inviting our customers, existing stockholders, and community members to become charter stockholders of Osage Bancshares, Inc. Through this offering, you have the opportunity to buy stock directly from Osage Bancshares, Inc. without paying a commission or fee.

Should you have additional questions regarding the conversion or the stock offering, please call us at (xxx) xxx-xxxx. Stock Information Center hours are Monday (12:00 p.m. to 3:30 p.m.), Tuesday-Thursday (9:00 a.m. to 3:30 p.m.), and Friday (9:00 a.m. to 12:00 p.m.), or stop by the Stock Information Center located at 239 East Main Street, Pawhuska, Oklahoma 74056.


Sincerely,




Mark S. White
President and Chief Executive Officer




THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY OSAGE BANCSHARES, INC., OSAGE FEDERAL BANK, OSAGE FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

            (Stockholder Letter Street holders for ORDER FORM MAILING
                - letter 3 - Osage Bancshares, Inc. Letterhead)




Dear Stockholder:

Under separate cover, we forwarded information to you regarding the Plan of Conversion and Reorganization of Osage Federal Bank and Osage Federal MHC and the concurrent offering of common stock of Osage Bancshares, Inc.

As a result of certain requirements, we could not forward a Stock Order and Certification Form with the other packet of materials. It is enclosed herein along with a copy of the prospectus.

The deadline for ordering Osage Bancshares, Inc. common stock is 12:00 p.m. noon, Central time, on [Month Day], 2006.

Should you have additional questions regarding the conversion or the stock offering, please call us at (xxx) xxx-xxxx. Stock Information Center hours are Monday (12:00 p.m. to 3:30 p.m.), Tuesday-Thursday (9:00 a.m. to 3:30 p.m.), and Friday (9:00 a.m. to 12:00 p.m.), or stop by the Stock Information Center located at 239 East Main Street, Pawhuska, Oklahoma 74056.

Sincerely,


Mark S. White
President and Chief Executive Officer




THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY OSAGE BANCSHARES, INC., OSAGE FEDERAL MHC, OSAGE FEDERAL BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Month Day, 2006



Dear Member:

We are pleased to announce that Osage Federal MHC is converting to stock form and Osage Federal Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In connection with the conversion, Osage Bancshares, Inc. will serve as the new holding company for Osage Federal Bank and is offering shares of common stock in a subscription and community offering to certain depositors of Osage Federal Bank, to Osage Federal Bank's Employee Stock Ownership Plan, to current stockholders of Osage Federal Financial, Inc. and to members of the general public in accordance with Osage Federal MHC's Plan of Conversion and Reorganization.


Unfortunately, Osage Bancshares, Inc. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Osage Bancshares, Inc.

However, as a member of Osage Federal Bank, you have the right to vote on the Plan of Conversion and Reorganization at the Special Meeting of Members to be held on Month Day, 2006 at Time p.m. Central Standard Time. Enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

We invite you to attend the Special Meeting of Members on Month Day, 2006. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,



Mark S. White
President and Chief Executive Officer



THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY OSAGE BANCSHARES, INC., OSAGE FEDERAL BANK, OSAGE FEDERAL MHC, OSAGE FEDERAL FINANCIAL, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Friend:

We are pleased to announce that Osage Federal MHC is converting to stock form and Osage Federal Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, Osage Bancshares, Inc. will serve as the new holding company for Osage Federal Bank and is offering shares of common stock in a subscription and community offering to certain depositors of Osage Federal Bank, to Osage Federal Bank's Employee Stock Ownership Plan, to current stockholders of Osage Federal Financial, Inc. and to members of the general public in accordance with Osage Federal MHC's Plan of Conversion and Reorganization.

Because we believe you may be interested in learning more about Osage Bancshares, Inc. common stock as a potential investment, we are sending you the following materials that describe the stock offering. Please read these materials carefully before you submit a Stock Order and Certification Form.

      > PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

      > STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 p.m. noon, Central time, on Month Day, 2006.

Should you have additional questions regarding the conversion or the stock offering, please call us at (xxx) xxx-xxxx. Stock Information Center hours are Monday (12:00 p.m. to 3:30 p.m.), Tuesday-Thursday (9:00 a.m. to 3:30 p.m.), and Friday (9:00 a.m. to 12:00 p.m.), or stop by the Stock Information Center located at 239 East Main Street, Pawhuska, Oklahoma 74056.

We are pleased to offer you this opportunity to become a stockholder of Osage Bancshares, Inc.

Sincerely,




Mark S. White
President and Chief Executive Officer





THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY OSAGE BANCSHARES, INC., OSAGE FEDERAL BANK, OSAGE FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Member:

We are pleased to announce that Osage Federal MHC is converting to stock form and Osage Federal Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, Osage Bancshares, Inc. will serve as the new holding company for Osage Federal Bank and is offering shares of common stock in a subscription and community offering to certain depositors of Osage Federal Bank, to Osage Federal Bank's Employee Stock Ownership Plan, to current stockholders of Osage Federal Financial, Inc. and to members of the general public in accordance with Osage Federal MHC's Plan of Conversion and Reorganization.

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and Reorganization and your voting and subscription rights. The Plan of Conversion and Reorganization has been approved by the Office of Thrift Supervision ("OTS") and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of members on Month Day, 2006. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided.

FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND
--------------------------------------------------------------------------------
REORGANIZATION.
---------------

Our Board of Directors believes that the conversion is in the best interests of our members and the existing public stockholders. Please remember:

      > Your deposit accounts at Osage Federal Bank will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (the "FDIC").

      > There will be no change in the balance, interest rate or maturity of any deposit or loan accounts because of the conversion.

      > You have a right, but no obligation, to buy stock before it is offered to the general public.

      > Like all stock, stock issued in this offering will not be insured by the FDIC.

Enclosed are materials describing the stock offering, including a Prospectus. We urge you to read the Prospectus carefully before submitting your Stock Order and Certification Form. If you are interested in purchasing common stock, we must receive your Stock Order and Certification Form and payment prior to 12:00 p.m. noon, Central time, on Month Day, 2006.

Should you have additional questions regarding the conversion or the stock offering, please call us at (xxx) xxx-xxxx. Stock Information Center hours are Monday (12:00 p.m. to 3:30 p.m.), Tuesday-Thursday (9:00 a.m. to 3:30 p.m.), and Friday (9:00 a.m. to 12:00 p.m.), or stop by the Stock Information Center located at 239 East Main Street, Pawhuska, Oklahoma 74056.

Sincerely,




Mark S. White
President and Chief Executive Officer



THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY OSAGE BANCSHARES, INC., OSAGE FEDERAL BANK, OSAGE FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

KBW     Keefe,  Bruyette  &  Woods,  Inc.
        Specialists in Financial Services




To Depositors and Friends of Osage Federal Bank
--------------------------------------------------------------------------------

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is assisting Osage Bancshares, Inc., the proposed holding company for Osage Federal Bank, in offering shares of its common stock in a subscription and community offering pursuant to its Plan of Conversion and Reorganization.

At the request of Osage Bancshares, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of Osage Bancshares, Inc. common stock being offered to certain depositors of Osage Federal Bank and other persons until 12:00 p.m. noon, Central Time, on Month Day, 2006. Please read the enclosed offering materials carefully, including the prospectus, for a complete description of the stock offering. Osage Bancshares, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

Should you have additional questions regarding the conversion or the stock offering, please call us at (xxx) xxx-xxxx. Stock Information Center hours are Monday (12:00 p.m. to 3:30 p.m.), Tuesday-Thursday (9:00 a.m. to 3:30 p.m.), and Friday (9:00 a.m. to 12:00 p.m.), or stop by the Stock Information Center located at 239 East Main Street, Pawhuska, Oklahoma 74056.


Very truly yours,


Keefe, Bruyette & Woods, Inc.





THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY OSAGE BANCSHARES, INC., OSAGE FEDERAL BANK, OSAGE FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Prospective Investor:

We are pleased to announce that Osage Federal MHC is converting to stock form and Osage Federal Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, Osage Bancshares, Inc. will serve as the new holding company for Osage Federal Bank and is offering shares of common stock in a subscription and community offering to certain depositors of Osage Federal Bank, to Osage Federal Bank's Employee Stock Ownership Plan, to current stockholders of Osage Federal Financial, Inc. and to members of the general public in accordance with Osage Federal MHC's Plan of Conversion and Reorganization.

We have enclosed the following materials that will help you learn more about our stock offering. Please read and review the materials carefully before you submit a Stock Order and Certification Form.

      > PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

      > STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 p.m. noon, Central Time, on Month Day, 2006.

We invite our customers, local community members, and the general public to become stockholders of Osage Bancshares, Inc. Through this offering, you have the opportunity to buy stock directly from Osage Bancshares, Inc., without paying a commission or fee.

Should you have additional questions regarding the conversion or the stock offering, please call us at (xxx) xxx-xxxx. Stock Information Center hours are Monday (12:00 p.m. to 3:30 p.m.), Tuesday-Thursday (9:00 a.m. to 3:30 p.m.), and Friday (9:00 a.m. to 12:00 p.m.), or stop by the Stock Information Center located at 239 East Main Street, Pawhuska, Oklahoma 74056.

Sincerely,



Mark S. White
President and Chief Executive Officer




THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY OSAGE BANCSHARES, INC., OSAGE FEDERAL BANK, OSAGE FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

--------------------------------------------------------------------------------

                                   PROXY GRAM

                              PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert Osage Federal MHC to stock form and reorganize Osage Federal Bank as a subsidiary of a newly-formed stock holding company.

             Your vote on the Plan of Conversion and Reorganization
                           has not yet been received.

     Voting for the conversion does not obligate you to purchase stock and will not affect your accounts at Osage Federal Bank or your FDIC insurance.

         Not Returning Your Proxy Card(s) has the Same Effect as Voting
                           "Against" the Conversion.

  Your Board of Directors Unanimously Recommends a Vote "FOR" the Conversion.

                         Your Vote Is Important To Us!
                         -----------------------------

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,


Mark S. White
President and Chief Executive Officer



If you have already mailed your proxy card(s), please accept our thanks and disregard this notice. For further information, call (xxx) xxx-xxxx.

--------------------------------------------------------------------------------

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY OSAGE BANCSHARES, INC., OSAGE FEDERAL BANK, OSAGE FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

--------------------------------------------------------------------------------

                          Osage Bancshares, Inc. Logo]

                              PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert Osage Federal MHC to stock form and reorganize Osage Federal Bank as a subsidiary of a newly-formed stock holding company.

             Your vote on the Plan of Conversion and Reorganization
                           has not yet been received.

 Voting for the conversion does not obligate you to purchase stock and will not affect your accounts or loans at Osage Federal Bank or your FDIC insurance.

   Not returning your proxy cards has the same effect as voting "against" the conversion.

  Your Board of Directors unanimously recommends a vote "FOR" the conversion.

                      Our Reasons for the Corporate Change
                      ------------------------------------
-    Structure  our  business  in a form that  will  provide  access to  capital markets
-    Support future lending and operational growth
-    Enhance  our  ability  to  attract  and  retain  qualified   directors  and
     management through stock-based compensation plans
- Support future branching activities and/or the acquisition of other financial institutions or financial services companies or their assets
- Create a more liquid and active market than currently exists for Osage Federal Financial, Inc. common stock
-    Increase our capital, which will make us stronger

                         Your Vote Is Important To Us!
                         -----------------------------

     Please vote and sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to vote, sign and return all cards you received.

Thank you,

Mark S. White
President and Chief Executive Officer

  If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.

                  For further information, call (xxx)xxx-xxxx.

--------------------------------------------------------------------------------

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY OSAGE BANCSHARES, INC., OSAGE FEDERAL BANK, OSAGE FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

{logo}   Osage Bancshares, Inc.




Dear Valued Depositor of Osage Federal Bank:

We recently forwarded you a proxy statement and related materials regarding a proposal to convert Osage Federal Bank from the mutual holding company to the stock holding company form of organization. This conversion will allow us to operate in essentially the same manner as we currently operate, but will provide us with the flexibility to add capital, continue to grow and expand the bank, add new products and services, and increase our lending capability.

As of today, your vote on our Plan of Conversion has not yet been received. Your Board of Directors unanimously recommends a vote "FOR" the conversion. If you mailed your proxy, please accept our thanks and disregard this request.

We would sincerely appreciate your signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope or dropping it off at your Osage Federal Bank branch. Our meeting on [Meeting Day] is fast approaching and we'd like to receive your vote as soon as possible.

Voting FOR the conversion does not affect the terms or insurance of your accounts. For further information, please call our Stock Information Center at
(xxx) xxx-xxxx.

Best regards and thank you,



Mark S. White
President and Chief Executive Officer




THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY OSAGE BANCSHARES, INC., OSAGE FEDERAL BANK, OSAGE FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                                 STOCK OFFERING
                             QUESTIONS AND ANSWERS

                                     (LOGO)

                             Osage Bancshares, Inc.


              (The Proposed Holding Company for Osage Federal Bank)



     FOR ADDITIONAL INFORMATION, YOU MAY CALL OUR STOCK INFORMATION CENTER.

--------------------------------------------------------------------------------
                             Osage Bancshares, Inc.
                            Stock Information Center

                                 (xxx) xxx-xxxx
                 239 East Main Street, Pawhuska, Oklahoma 74056

            Hours:
            ------

            Monday:  12:00 a.m. to 3:30 p.m.

            Tuesday-Thursday:  9:00 a.m. to 3:30 p.m.

            Friday:  9:00 a.m. to 12:00 p.m.
--------------------------------------------------------------------------------

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY OSAGE BANCSHARES, INC., OSAGE FEDERAL BANK, OSAGE FEDERAL MHC, OSAGE FEDERAL FINANCIAL, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

The Board of Directors of Osage Federal Bank, Osage Federal Financial, Inc. and Osage Federal MHC (the "MHC") adopted a Plan of Conversion and Reorganization (the "Plan") to convert the MHC to stock form and reorganize Osage Federal Bank as a wholly-owned subsidiary of a newly-formed corporation named Osage Bancshares, Inc. (the "Conversion").

This brochure answers some of the most frequently asked questions about the Plan and about your opportunity to invest in Osage Bancshares, Inc.

Investment in the shares of common stock involves certain risks. For a discussion of these risks, other factors and a complete description of the stock offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors."

Why is Osage Federal MHC converting to the stock holding company structure?
--------------------------------------------------------------------------------

o Provide us with funds to repay a portion of our outstanding Federal Home Loan Bank advances.

o Provide us with additional capital to support future lending and deposit growth.

o    Support future  branching  activities,  whether by the  establishment of de
     novo  branches  or  the   acquisition  of  branches  from  other  financial
     institutions.

o Better position us to thrive and remain viable as a full service community bank in an increasingly competitive marketplace.

o Assist us in our efforts to build stockholder value. Because a greater amount of our outstanding stock will be held by public stockholders after the Stock Offering, we have applied to have our common stock quoted on the Nasdaq Global Market. Listing on the Nasdaq Global Market is expected to provide additional liquidity and visibility for our common stock.

o Enhance profitability and earnings through reinvesting and leveraging the proceeds, primarily through traditional funding and lending activities, in order to improve our net interest margin.

o Permit us to continue to maintain capital ratios well above regulatory requirements.

o    Give us greater  strategic  flexibility in connection with potential future
     acquisitions.   Currently,   however,  we  have  no  plans,  agreements  or
     understandings regarding any acquisition.

o Enable our directors, officers and employees to increase their stock ownership through purchases of shares in the Stock Offering and awards in new stock benefit plans. We believe their stock ownership is an effective performance incentive and means of attracting and retaining qualified personnel.

Will the Plan affect any of my deposit accounts or loans?
--------------------------------------------------------------------------------
No. The Plan will not affect the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation (the "FDIC") to the maximum legal limit. Your savings account is not being converted to stock.

Who is eligible to purchase stock in the subscription offering and direct community offering?
--------------------------------------------------------------------------------
Certain depositors of Osage Federal Bank as of certain dates, the Bank's Employee Stock Ownership Plan, Osage Federal Financial, Inc.'s stockholders, and certain members of the general public subject to the priorities described in the Prospectus.

How many shares of stock are being offered and at what price?
--------------------------------------------------------------------------------
Osage Bancshares, Inc. is offering up to 2,890,962 shares of common stock, subject to adjustment up to 3,324,606 shares, at a price of $10.00 per share.

I am an existing stockholder.  How will my stock be treated?
--------------------------------------------------------------------------------
The outstanding public shares of common stock will be exchanged for shares of common stock of the new company. Depending upon how many shares are sold in the offering, each public share of common stock will be converted into 1.3378 to
2.0814 shares of the new company's common stock.

How many shares may I buy?
--------------------------------------------------------------------------------
The minimum order is 25 shares. No person may purchase more than 35,000 shares of common stock. No person with associates or persons acting in concert may purchase more than 50,000 shares of common stock sold in the offering.

Do members have to buy shares of stock?
--------------------------------------------------------------------------------
No. However, if a member of the MHC is also a current public stockholder, his or her existing shares of stock will be converted automatically into shares of the new company's common stock.

How do I order shares?
--------------------------------------------------------------------------------
You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by 12:00 p.m. noon, Central time [Closing Date], 2006.

How may I pay for my shares?
--------------------------------------------------------------------------------
First, you may pay by check, cash or money order. Interest will be paid by Osage Federal Bank on these funds at the current passbook savings rate from the day the funds are received until the completion or termination of the Conversion. Second, you may authorize us to withdraw funds from your Osage Federal Bank account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Conversion. Osage Federal Bank will waive any early withdrawal penalties on certificate of deposit accounts used to purchase stock.

Can I purchase shares using funds in my  Osage Federal Bank IRA account?
--------------------------------------------------------------------------------
Federal regulations do not permit the purchase of common stock in connection with the stock issuance from your existing Osage Federal Bank IRA account. In order to utilize the funds in your Osage Federal Bank IRA account for the purchase of Osage Bancshares, Inc. common stock, you must execute a trustee-to-trustee transfer with a self-directed IRA provider. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option.

Will the stock be insured?
--------------------------------------------------------------------------------
No. Like any other stock, Osage Bancshares, Inc.'s shares of common stock will not be insured.

Will dividends be paid on the stock?
--------------------------------------------------------------------------------
After the conversion, Osage Bancshares, Inc. intends to pay a regular dividend; however, there can be no assurance as to the precise amount or frequency of the dividend. The payment of a dividend will depend on a number of factors including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, industry standards, and general economic conditions. No assurance can be given that we will pay dividends in the future.

How will the stock be traded?
--------------------------------------------------------------------------------
We have applied for approval from Nasdaq to have Osage Bancshares, Inc.'s common stock quoted on the Nasdaq Global Market under the symbol "[Ticker]."

Must I pay a commission?
--------------------------------------------------------------------------------
No. You will not be charged a commission or fee on the purchase of shares of common stock in the Conversion.

Should I vote?
--------------------------------------------------------------------------------
Yes. Your vote is very important! We recommend a vote "FOR" the Plan. A failure to vote has the same effect as a vote against the Plan. Also, voting for the Plan does not obligate you to buy stock in the Conversion.

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS AT YOUR EARLIEST CONVENIENCE!

Why did I get several proxy cards?
--------------------------------------------------------------------------------
If you have more than one account, you could receive more than one proxy card for the MHC's Special Meeting of Members, depending on the ownership structure of your accounts. If you own shares of common stock of Osage Federal Financial, Inc. in more than one account, you could receive more than one proxy card for the Special Meeting of Stockholders.

How many votes do I have?
--------------------------------------------------------------------------------
Your proxy card(s) show(s) the number of votes you have. Every depositor member of the MHC (depositor of Osage Federal Bank) entitled to vote may cast one vote for each $100, or fraction thereof, on deposit at Osage Federal Bank as of the voting record date, up to a maximum of 1,000 votes. Each stockholder will also be entitled to cast one vote for each share held as of the voting record date.

May I vote in person at the special meeting of members and/or the meeting of stockholders?
--------------------------------------------------------------------------------
Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the appropriate meeting.